UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 4, 2015

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Blvd., Suite 400, Lakewood, Colorado 80228
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

Common Stock Offering

On May 4, 2015, Good Times Restaurants Inc., a Nevada Corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Janney Montgomery Scott LLC and Stephens Inc., as Representatives of the several underwriters listed on Schedule A thereto, related to a public offering of 2,420,705 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The price to the public is $8.15 per share, and the underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $7.58 per share. Under the terms of the Underwriting Agreement, the Company granted the underwriters an option, exercisable for 30 days, to purchase up to an additional 363,105 shares of Common Stock, which the underwriters exercised in full. The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-201700) previously filed with the Securities and Exchange Commission.
The foregoing summary of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.
The Company’s press releases announcing the pricing of the offering, the underwriters’ exercise of the over-allotment option and the closing of the offering, dated May 4, 2015, May 5, 2015 and May 7, 2015, respectively, are filed as Exhibits 99.1, 99.2 and 99.3 to this Report and are incorporated by reference herein.

Closing of Acquisition of Bad Daddy’s International, LLC

Promptly following completion of the offering, and as previously reported on a Current Report on Form 8-K filed by the Company dated April 24, 2015, the Company closed on its acquisition of all of the membership interests in Bad Daddy’s International, LLC, a North Carolina limited liability company (“BDI”), from five sellers.
BDI owns all of the member interests in four limited liability companies, each of which owns and operates a Bad Daddy’s Burger Bar restaurant in North Carolina.  In addition, BDI owns a portion of the member interests in three other limited liability companies, each of which also owns a Bad Daddy’s Burger Bar restaurant in North Carolina.  BDI also owns the intellectual property associated with the Bad Daddy’s Burger Bar concept and owns 52 percent of the member interests in Bad Daddy’s Franchise Development, LLC (“BDFD”), which has granted franchises for the ownership and operation of Bad Daddy’s Burger Bar restaurants in South Carolina and Tennessee.  The Company owns the other 48 percent of BDFD.  BDI has also granted a license for the operation of a Bad Daddy’s Burger Bar at the Charlotte airport.  At the closing of the acquisition, the Company acquired all of the foregoing interests and assets.

The aggregate price paid by the Company for the purchase of BDI is $21,000,000, comprised of $18,500,000 payable in cash and a one-year secured promissory note (the “Promissory Note”) bearing interest at 3.25 percent in the amount of $2,500,000.  The interest is payable at maturity and the Promissory Note may be prepaid in whole or in part without penalty.  Pursuant to a Pledge Agreement (the “Pledge Agreement”), the Promissory Note is secured by a pledge of the ownership of the two entities which own two of the acquired restaurants. Upon the reduction of the principal of the Promissory Note by at least 50% the sellers are to select one of the entities for release from the pledge.  The only event of default under the Promissory Note is a failure to pay principal and interest when due.
The Purchase Agreement contains comprehensive representations, warranties and covenants of the sellers and their owners as to the assets and business of BDI and its subsidiaries. There are also broad indemnification obligations of the sellers and their owners for breaches of such obligations, and the enforcement rights of the Company include the right to offset any losses from a breach against the principal due on the above Promissory Note.  The Purchase Agreement also contains post-closing agreements by the sellers and their owners not to compete with BDI, not to solicit or hire employees of BDI and its subsidiaries, and to hold in confidence the proprietary and confidential information of BDI.
The Company has also entered into a Transition Services Agreement with a restaurant company owned by one of the present owners of BDI which has been furnishing management and administrative services for the BDI restaurants providing for such company to continue those services after the acquisition of the restaurants for an approximate two-month period.
The foregoing summary of the Purchase Agreement and the Transition Services Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Purchase Agreement and the Transition Services Agreement, copies of which are attached to the Company’s Current Report on Form 8-K dated April 24, 2015 and are incorporated herein by reference.  The foregoing summary of the Pledge Agreement and the Promissory Note does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Promissory Note and the Pledge Agreement, copies of which are attached as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated herein by reference.  The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Purchase Agreement or BDI’s business.  The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors, and (iii) were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.
Janney Montgomery Scott LLC acted as the exclusive financial adviser to the Company in connection with the BDI acquisition and rendered a fairness opinion regarding the transaction to its Board of Directors.

The Company’s press release announcing the closing of the BDI acquisition, dated May 7, 2015, is filed as Exhibit 99.3 to this Report and is incorporated by reference herein.

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 under the heading “Closing of Acquisition of Bad Daddy’s International, LLC” is incorporated by reference herein.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 under the heading “Closing of Acquisition of Bad Daddy’s International, LLC” with respect to the Promissory Note and the Pledge Agreement is incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

1.1
Underwriting Agreement, dated May 4, 2015, by and between Good Times Restaurants Inc. and Janney Montgomery Scott LLC and Stephens Inc., as Representatives of the several underwriters listed on Schedule I thereto

4.1	3.25% Promissory Note

5.1	Opinion of Snell & Wilmer L.L.P.

10.1	Pledge Agreement, dated May 7, 2015, between Bad Daddy’s International, LLC, Good Times Restaurants Inc. and Joseph F. Scibelli

23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1 hereto)

99.1	Press release of Good Times Restaurants Inc. issued on May 4, 2015 titled “Good Times Restaurants Inc. Announces Pricing of its Upsized Common Stock Offering”

99.2	Press release of Good Times Restaurants Inc. issued on May 5, 2015 titled “Good Times Restaurants Inc. Announces Full Exercise of Over-Allotment Option”

99.3
Press release of Good Times Restaurants Inc. issued on May 7, 2015 titled “Good Times Restaurants Inc. Reports Closing of Common Stock Offering and Closing of Purchase of Bad Daddy’s International, LLC”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: May 7, 2015	By:	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

1.1
Underwriting Agreement, dated May 4, 2015, by and between Good Times Restaurants Inc. and Janney Montgomery Scott LLC and Stephens Inc., as Representatives of the several underwriters listed on Schedule I thereto

4.1	3.25% Promissory Note

5.1	Opinion of Snell & Wilmer L.L.P.

10.1	Pledge Agreement, dated May 7, 2015, between Bad Daddy’s International, LLC, Good Times Restaurants Inc. and Joseph F. Scibelli

23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1 hereto)

99.1	Press release of Good Times Restaurants Inc. issued on May 4, 2015 titled “Good Times Restaurants Inc. Announces Pricing of its Upsized Common Stock Offering”

99.2	Press release of Good Times Restaurants Inc. issued on May 5, 2015 titled “Good Times Restaurants Inc. Announces Full Exercise of Over-Allotment Option”

99.3
Press release of Good Times Restaurants Inc. issued on May 7, 2015 titled “Press release of Good Times Restaurants Inc. issued on May 7, 2015 titled “Good Times Restaurants Inc. Reports Closing of Common Stock Offering and Closing of Purchase of Bad Daddy’s International, LLC”